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                                 EXHIBIT NO. 11
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                              Nine Months Ended
                                                 -------------------------------------------
(In thousands)                                    September 30, 1995     September 30, 1994
                                                 -------------------------------------------
                                                           Earnings                Earnings
                                                 Shares   Per Shares    Shares    Per Shares
                                                 ------   ----------    ------    ----------
PRIMARY EARNINGS PER SHARE

  Average shares outstanding                     83,655                 80,426
    Common stock equivalents for
      stock options                                 590                    529
                                                 ------                 ------
        Primary Earnings per share               84,245     $1.75       80,955       $1.59
                                                 ======     =====       ======       =====


FULLY DILUTED EARNINGS PER SHARE

  Average shares outstanding                     83,655                 80,426
    Common stock equivalents for
      stock options and convertible
      debentures                                    664                    620
                                                 ------                 ------
         Fully diluted earnings per share        84,319     $1.75       81,046       $1.59
                                                 ======     =====       ======       =====



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